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                                                                     Exhibit 5.1

August 13, 2001

Brown & Brown, Inc.
401 East Jackson Street
Suite 1700
Tampa, Florida 33602
Re: Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Brown & Brown, Inc. ( the "Company"), a Florida corporation, in order to render this opinion which is included as an exhibit to a Registration Statement on Form S-4 (Registration No. 333-_______) under the Securities Act of 1933, as amended ("Registration Statement"), covering an aggregate 148.144 shares of common stock, par value $.10 per share, of the Company (the "Shares"), to be issued in connection with the merger of Golden Gate Holdings, Inc. and New Merger Sub, a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Reorganization dated as of July 25, 2001, as amended (the "Merger Agreement").

         We have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion expressed below.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares when issued in accordance with the terms of the Registration Statement and the Merger Agreement, will be duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as part of the Registration Statement, and any amendments thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Holland & Knight LLP

                                          HOLLAND & KNIGHT LLP